SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014

MIX 1 LIFE INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16413 North 66th St. Suite C135
Scottsdale, AZ 85260

480-344-7770
Telephone Number

10575 N. 114th Street, Suite 3
Scottsdale, AZ 85259
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 1, 2014 Robert J. Goodmanson was appointed as a Director of the Company.

Rob has 30 years of experience in the investment banking industry. He founded and is CEO of Maxwell Simon, Inc., a FINRA- registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus is on institutional fixed income, advisory, private and public equity transactions. Prior to founding Maxwell Simon, Rob held senior positions at Tucker Anthony, Oakridge Financial and Robert W Baird. Rob was a Senior Managing Director in charge of the Midwest and West divisions for Robert W. Baird. For 3 years he served on the FINRA Board of Governors for District 4 in Kanas City. He holds a BA from Hamline University in St. Paul, MN and successfully completed the multiyear Management Leadership Institute program at The Wharton School.

Effective April 1, 2014 Glenn Williamson was appointed as a Director of the Company.

Mr. Williamson has more than 30 years of entrepreneurial and executive level experience, primarily in the financial and operational aspects of companies. His strengths range from advanced capital formation to marketing as well as positioning people, products, concepts and companies. Glenn was a member of a global finance team working on a $3 billion Iridium satellite program in 2010.

During the last four years he served as Chairman and CEO and President of Kinetx Aerospace, a firm involved in deep space navigation and advanced satellite engineering, both civilian and military. He is Chairman of EPCOR Water USA as well, one of Arizona’s largest privately owned water utilities. He was also on the Board of Obsidian Strategics, a high-technology company involved in High Speed Wan Connectivity in the super computer industry, serving the Intelligence community.

From 1992 to 2000, Mr. Williamson served as Vice Chairman, Executive Vice President, Chief Operating Officer, and Treasurer of WAVO Corporation, a 200+ person International Digital Media Provider, listed on the NASDAQ. During his tenure, he was involved in the public offering and acquisition of half a dozen companies, as well as numerous financial strategic alliances around the world, such as Microsoft, Intel, Public Broadcasting Service, Virgin Entertainment Group, and Siemens-Albus in Switzerland.

Mr. Williamson also served on the Executive Committee of the Board of Directors of the Phoenix Zoo and chaired the Nominating Committee. He was a founding member of Social Venture Partners, a non-profit organization benefitting children and education. He also sat on the Executive Committee of the Board of Directors as well as chairing the nominating committee for American Rivers, a Washington D.C. based river advocacy group. He is also a "Visiting Speaker" at Thunderbird: The American Graduate School of International Management in Phoenix, Arizona.

Mr. Williamson has also been an Honorary Commander at Luke Air Force Base in Arizona, home to the 56th Fighter Wing of the U.S. Air Force, which is comprised of some 200 F-16 fighter aircraft. He is also currently a member of the Blue Blazer Squadron, a group of 56 Honorary Commanders operating under the Fighter country partnership. Additionally, he sits on the Arizona District Export Counsel Board, a position appointed by the U.S Secretary of Commerce.

Mr. Williamson has received six coveted gold and silver National Telly Awards for executive production of non-broadcast video and film productions. Mr. Williamson is a graduate of Rothsey Collegiate Military Academy in New Brunswick, Canada. Mr. Williamson has also held series 7 and 63 NASD securities licenses and acted in the capacity of an international investment banker in New York City and Los Angeles. He was also President and on the Board of Directors of Sweet Success, a consumer beverage company listed on NASDAQ.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Goodmanson and Glenn Williamson have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)
Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 8.01 OTHER EVENTS.

A: Change of Address

As of April 1, 2014 the Company’s new address is 16413 North 66th Street, Suite C135, Scottsdale, AZ 85260.

B: Authorize Preferred Shares

On February 10, 2014 the Company amended and restated its Articles of Incorporation in its entirety to, among other things, authorize the issuance of ten million (10,000,000) shares of preferred stock, $0.001 par value (“Preferred Stock”).

The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a) may have such voting powers, full or limited, or may be without voting powers;

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mix 1 Life Inc.

Dated: April 10, 2014	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer/Director